Exhibit 10.4

LEASE AGREEMENT

THIS LEASE, is made as of the December 30, 2009, by and between Castroville Industrial Partners, LLC (“Landlord”) and Diedrich Coffee, Inc. (“Tenant”).

1. Description of Premises. In consideration of the rents, covenants and agreements set forth herein, Landlord hereby leases to Tenant the premises (the “Leased Premises”) commonly known as Suites A and B consisting of approximately 62,184 sq. ft. located in an approximately 72,584 sq. ft. building (the “ Building”) located at:

10383 Ocean Mist Parkway

Castroville, CA 95012

The Leased Premises shall include access to and use of the loading areas, parking areas and driveways, and is more specifically described on the diagram attached hereto as Exhibit A. Landlord agrees, at its sole cost and expense, to remodel the Leased Premises to meet Tenant’s specifications as outlined in the Tenant/Landlord Work Letter attached hereto as Exhibit B (the “Tenant Improvements”).

2. Term. The term of this Lease (the “Term”) shall be for a period of six (6) years commencing on the date (the “Commencement Date”) on which the Leased Premises are Substantially Complete (as defined hereinafter); provided, however, if the Leased Premises have not been Substantially Completed on or before June 1, 2010, this Lease shall terminate and Landlord shall immediately return the Security Deposit (as defined hereinafter) to Tenant. The Leased Premises shall be deemed “Substantially Complete” on the earliest of the date on which: (a) the Tenant Improvements have been completed or (b) Tenant first occupies all or any portion of the Leased Premises.

3. Rent. Tenant agrees to pay rent as follows:

(a) Monthly Rental. Beginning on the Commencement Date, the “Monthly Rental” shall be: Forty-Five Thousand Three Hundred Ninety Four Dollars and 32 Cents ($45,394.32) per month payable on the first (1st ) day of each month. In the event the Commencement Date is other than the first (1st) day of a calendar month, the Monthly Rental for the partial first calendar month and last calendar month of the Term will be prorated on a daily basis based on the number of days in the month.

(b) Annual Consumer Price Index Increase during Initial Term. On the first anniversary of the Commencement Date and annually on each anniversary thereafter during the Term, the Monthly Rental for each year shall be increased (but not decreased) by 3% or the increase in the Consumer Price Index for all Urban Consumers for the San Francisco – Oakland – San Jose metropolitan area (1982-84=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, whichever is less.

If the index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

(c) Annual Consumer Price Index Increase during Extended Term. In the event that the Tenant exercises the option to extend the term of this Lease as provided in Paragraph 39, the Monthly Rental for each year during the Extended Term (as hereinafter defined) shall be increased (but not decreased) by 3% or the increase in the Consumer Price Index for all Urban Consumers for the San Francisco – Oakland – San Jose metropolitan area (1982-84=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, whichever is less.

If the index is discontinued or revised during the Extended Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

(d) Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord within 10 days after its due date, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. By initialing in the place provided below, the parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s Default (as hereinafter defined) with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Checks returned by the bank for insufficient funds are deemed as late rent and shall incur an additional charge of $25.00.

Landlord:                              Tenant:

(e) Security Deposit. On December 15, 2009, Tenant paid Landlord a deposit (the “Deposit”) in the amount of Forty Five Thousand Three Hundred Ninety Four Dollars and 32 Cents ($45,394.32) pursuant to that certain Expression of Interest-Proposal to Lease dated December 14, 2009. Upon execution of this Lease, Landlord shall hold the Deposit as security (the “Security Deposit”) for performance by Tenant of its obligations under this Lease. If Tenant is in Default, Landlord can use the Security Deposit, or any portion of it, to cure the Default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant’s Default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall promptly return the Security Deposit to Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord can maintain the Security Deposit separate and apart from Landlord’s general funds or can commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit.

4. Personal Property Taxes. As additional rent, Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (“taxes”) that are levied and assessed against Tenant’s personal property installed or located in or on the Leased Premises, and that become payable during the Term and any renewals or extensions thereof. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

5. Real Property Taxes. Landlord shall be responsible for the payment of real property taxes and general and special assessments levied and assessed against the Building and land of which the Leased Premises are a part.

6. Utilities and Other Expenses. Tenant shall pay before delinquent all charges made for gas; electricity, telephone, garbage and any similar utility supplied to the Leased Premises at utility company rates. Landlord shall pay all sewer charges related to the Leased Premises.

7. Use. The Leased Premises are to be used for storage, roasting, grinding, flavoring, packaging and distribution of coffee and associated products and any other use allowed by law. Tenant agrees to restrict its use to such purposes, and not to use, or permit the use of, the Leased Premises for any other purpose without first obtaining the consent in writing of Landlord, or of Landlord’s authorized agent, which shall not be unreasonably withheld, delayed or conditioned.

8. Signs. Tenant agrees that it will not construct or place or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the Leased Premises without Landlord’s prior written consent thereto, which shall not be unreasonably withheld, delayed or conditioned. No such sign shall be painted directly on the Building but shall be attached in such a manner that it can be removed for the purpose of painting the Building’s exterior surface. Tenant further agrees to remove signs, displays, advertisements or decorations it has placed, or permitted to be placed, on the Leased Premises, which, in Landlord’s reasonable opinion, are offensive or otherwise objectionable. If Tenant fails to remove such signs, displays, advertisements or decorations within thirty (30) days after receiving written notice to remove the same from Landlord, Landlord reserves the right to enter the Leased Premises and remove them, at Tenant’s expense.

9. Representations by Landlord. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Leased Premises or the Building except as expressly set forth in this Lease and any attached Exhibits.

10. Maintenance and Repairs.

10.1 Maintenance by Landlord. Landlord shall, at its own cost and expense, maintain in good condition, repair and in compliance with all applicable laws (including without limitation, building codes), the structural elements of the Building and the building systems. It shall be Landlord’s responsibility to keep the building systems operational. For purposes of this section, “structural elements” shall mean the roof, exterior walls, (including painting of the entire Building and excepting window glass), bearing walls, structural supports, and foundation of the Building and the “building systems” shall mean the systems for electricity, plumbing, sewer, water drainage, lighting, heating, air conditioning and ventilation. Notwithstanding anything in this section to the contrary, Tenant shall promptly reimburse Landlord for the cost of any repairs made pursuant to this section required due to the negligence of Tenant or its employees, agents, or subtenants, if any. Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times (and at any time during an emergency) for the purpose of inspecting them or to make any repairs required to be made by Landlord under this Lease.

10.2 Maintenance by Tenant. Except as provided elsewhere in this Lease, Tenant shall, at its own cost and expense, perform or cause to be performed all ordinary repair and maintenance of the Leased Premises, so that the Leased Premises are in good order and repair and in as safe and clean condition as when received by Tenant from Landlord, reasonable wear and tear excepted. Tenant’s obligation to repair shall specifically include routine, ordinary repairs to the heating, ventilation, and air conditioning systems, interior walls, floor coverings, ceilings, paved driveways, parking areas and glass windows for the Leased Premises, except that Tenant’s obligation shall not include (i) major repairs to the structural elements of the Building or building systems as defined in section 10.1 above, (ii) major repairs to the paved driveways or the parking areas (including, without limitation, resurfacing and/or re-slurring the paved driveways or the parking areas), or (iii) capital improvements required by any government entity, law, ordinance or regulation. Tenant shall keep the parking lot, the garbage area and the general area around the Leased Premises, reasonably free of debris and garbage from Tenant’s business.

11. Waste, Alterations. Tenant shall not commit, or allow to be committed, any waste on the Leased Premises, or nuisance, nor shall it use or allow the Leased Premises to be used for an unlawful purpose. Tenant shall not make any alterations to the Leased Premises without Landlord’s consent, which shall not be unreasonably withheld, delayed or conditioned. Any alterations made shall remain on and be surrendered with the Leased Premises on expiration or termination of this Lease, except that Landlord can elect at any time beginning thirty (30) days before expiration of the Term (or any renewals or extensions thereof) to require Tenant to remove any alterations that Tenant has made to the Leased Premises. If Landlord so elects, Tenant shall, at its own cost and expense, remove such alteration before the last day of the Term (or any renewals or extensions thereof) or within thirty (30) days after notice of election is given, whichever is later.

If Tenant makes any alterations to the Leased Premises as provided in this Paragraph in excess of $500, the alterations shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate Notice of Non-Responsibility.

12. Tenant’s Equipment. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, or electrical system of the Leased Premises or the Building without first obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. In connection with Tenant’s roasting activities, it is understood and agreed that Tenant will need to pierce the roof to install ventilation devices and Landlord hereby approves Tenant’s installation of such devices.

13. Abandonment of Premises, Trade Fixtures. Tenant shall not abandon the Leased Premises at any time during the Term and any renewals or extensions thereof; and if Tenant shall abandon or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall be deemed to be abandoned, except such property as may have been mortgaged to Landlord.

14. Removal of Trade Fixtures of Tenant at End of Term. Tenant may remove all furniture, trade fixtures (described as floor coverings, window coverings and wall covering), and equipment installed on the Leased Premises by Tenant and the same shall be removed by Tenant at the expiration or termination of this Lease, provided that the same may be removed without damage to the Building, and if damage is caused by such removal, Tenant agrees to repair such damage at Tenant’s own cost forthwith.

15. Public Liability and Property Damage Insurance.

(a) Liability Insurance. Tenant shall, at its own cost and expense, procure and maintain during the Term and any renewals or extensions thereof a policy of comprehensive public liability insurance and property damage insurance issued by an insurance company reasonably acceptable to Landlord and insuring Landlord against loss or liability caused by or connected with Tenant’s occupation and use of the Leased Premises under this Lease an amount of not less than $1,000,000 for bodily injury liability and property damage liability in any one accident or occurrence. If Tenant shall fail to procure and maintain said insurance within ten (10) days after Tenant’s receipt of written notice, Landlord may, but shall not be required to, procure and maintain the same at the expense of Tenant.

The insurance required under this Paragraph shall be issued by a responsible insurance company or companies authorized to do business in California and shall be in a form reasonably satisfactory to Landlord. Tenant shall, upon Landlord’s request of the date of this Lease, deposit with Landlord a certificate showing that insurance to be in full force and effect.

(b) Insurance on Tenant’s Personal Property. Tenant shall, during the Term and any renewals or extensions thereof, maintain at Tenant’s own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment and, to the extent possible, all merchandise that is, at any time during the Term and any renewals or extensions thereof, in or on the Leased Premises against damage or destruction by fire, theft, or the elements.

(c) Cancellation Requirements. Each of the insurance policies shall be in a form reasonably satisfactory to Landlord and shall carry an endorsement that, before changing or canceling any policy, the issuing insurance company shall give Landlord at least 30 days’ prior written notice. Certificates of all such insurance policies shall be delivered to Landlord.

16. Insurance. Landlord shall, at its sole cost and expense, obtain and maintain in force on the Building and other improvements of which the Leased Premises are a part a policy of standard fire and extended coverage risk insurance, with vandalism and malicious mischief endorsements, with Landlord as insured, in amounts and in form satisfactory to Landlord, which may also include, at Landlord’s option, rental continuation, earthquake, flood, demolition, increased cost of construction due to changes in building codes, and other coverages Landlord deems prudent or as may be required under the terms of any mortgage or deed of trust at any time encumbering the Building. Any proceeds of insurance shall be payable to Landlord and used for repair and reconstruction of the Building and the other improvements of which the Leased Premises are a part, if Landlord is obligated under this Lease to repair or reconstruct, subject to any requirements as to the disposition of the proceeds that may be imposed by the beneficiary under any mortgage or deed of trust at any time encumbering the Building.

17. Intentionally Omitted.

18. Insurance Risk. Tenant agrees not to use the Leased Premises in any manner, even in its use for the purposes for which the Leased Premises are leased, that will increase risks covered by insurance on the Building so as to increase the rate of insurance on the Leased Premises, or to cause cancellation of any insurance policy covering the Building. Tenant further agrees not to keep on the Leased Premises, or permit to be kept, used or sold thereon, anything prohibited by the policy of fire insurance covering the Leased Premises. Tenant agrees to comply with all requirements of the insurers applicable to the Leased Premises necessary to keep in force the fire, extended coverage and public liability insurance covering the Leased Premises and the Building, at its own expense and at no cost to Landlord.

19. Compliance with Laws. Tenant further agrees that it will not conduct or operate any business upon said premises in violation of any of the laws of the United States of America, or the State of California, or any ordinances of the county or city in which the Leased Premises are located, or in violation of laws, regulations or orders of any federal, state, county or local agency or office, and any such violation on the part of the Tenant shall constitute a breach of the Lease at Landlord’s option.

20. Right of Re-Entry. It is understood and agreed that Landlord and its agents and employees shall have the right with reasonable advance notice to Tenant to enter upon said Leased Premises at all times reasonable to inspect the same to see that no damage has been or is done and to protect any and all rights of Landlord and to post such reasonable notices as Landlord may desire to protect the rights of Landlord.

21. No Assignment. Tenant agrees not to assign or sublease this Lease, in whole or in part, nor sublet any portion of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. The giving of written consent to any assignment of this Lease shall not, however, release Tenant herein of its primary obligation under the terms of this Lease. In the event of an assignment or sublease, Tenant shall provide the assignment documents prepared by Tenant’s attorney to Landlord for review by Landlord’s attorney and shall pay all of Landlord’s reasonable attorney’s fees in connection with any such review, not to exceed Five Hundred Dollars ($500.00). Notwithstanding the above, Tenant may without Landlord’s consent sublease or assign this Lease to Tenant’s parent corporation or to any affiliate of Tenant or its parent.

22. Default.

(a) Tenant’s Default. The occurrence of any of the following shall constitute a “Default” by Tenant:

(1) failure to pay rent when due, if the failure continues for ten (10) days after written notice has been given to Tenant from Landlord;

(2) abandonment of the Leased Premises; or

(3) failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been received by Tenant from Landlord. If the Default cannot reasonably be cured within thirty (30) days, Tenant shall not be in Default of this Lease if Tenant commences to cure the Default within the thirty (30) day period and diligently and in good faith continues to cure the Default.

Notices given under this paragraph shall specify the alleged Default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or pursuant to applicable law, quit the Leased Premises. No such notice shall be deemed forfeiture or a termination of this Lease unless Landlord so elects in the notice.

(b) Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits a Default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

(1) Tenant’s Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in Default, Landlord can, pursuant to applicable law, enter the Leased Premises and shall make its best efforts to relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for reasonable costs Landlord incurs in reletting the Leased Premises, including brokers’ commissions, expenses of repairing the Leased Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord that rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant’s Default and for as long as Landlord does not terminate Tenant’s right to possession of the Leased Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld, delayed or conditioned.

If Landlord elects to relet the Leased Premises as provided in this Paragraph, rent that Landlord receives from reletting shall be applied to the payment of:

First, any indebtedness from Tenant to Landlord other than rent due from Tenant;

Second, reasonable costs, including for maintenance, required under this Lease to be done by Tenant, which Landlord incurred in reletting.

Third, rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in additional to the remaining rent due, all costs for maintenance required under this Lease to be done by Tenant, which Landlord incurred that remain after applying the rent received from the reletting as provided in this Paragraph.

(2) Termination of Tenant’s Right to Possession. Landlord can terminate Tenant’s right to possession of the Leased Premises at any time subject to applicable law. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Leased Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination of this Lease pursuant to this Paragraph, Landlord has the right to recover from Tenant:

(A) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

(B) The worth, at the time of the award, of the amount by which the unpaid rent that would have been eared after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

(C) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

(D) Any other amount and court costs, as reasonable compensation to Landlord as determined by the court for all detriment proximately caused by Tenant’s Default.

“The worth, at the time of the award,” as used in (A) and (B) of this paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. “The worth, at the time of the award,” as referred to in (c) of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

(3) Landlord’s Right to Cure Tenant’s Default. Landlord, at any time after Tenant commits a Default, can take reasonable actions to cure the Default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s Default, pays any sum or does any act that requires the payment of any reasonable sum, the reasonable sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the reasonable sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the reasonable sum is paid by Landlord until Landlord is reimbursed by Tenant. The reasonable sum, together with interest on it, shall be additional rent.

23. Posting. Landlord reserves the right to place “For Sale” signs on the Leased Premises at any time during this Lease, or “For lease” or “For Rent” signs on the Leased Premises at any time within sixty (60) days of expiration of this Lease. Tenant agrees to permit Landlord to do such posting, so long as such posting does not unreasonably interfere with Tenant’s business.

24. Condemnation. If any part of the Leased Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which in Tenant’s judgment is still usable, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after the condemnation bears to the value of the entire Leased Premises at the date of condemnation, said value to be determined by Tenant; but in such event Landlord or Tenant have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the Lease Premises or such part thereof, is to be taken or condemned so that there does not remain a portion susceptible for use hereunder, this Lease shall thereupon terminate. If a part or all of the Leased Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Tenant may become entitled during the Term and any renewals or extensions thereof by reason of the condemnation of all, or a part, of the Leased Premises; provided, however, Tenant shall have the right to make claims for any leasehold improvements, relocation or related expenses.

25. Damage to Premises. It is agreed that if the Leased Premises are partially or wholly damaged or destroyed by fire, earthquake or other casualty, or be so damaged thereby as to render the Leased Premises untenantable in Tenant’s determination, Tenant shall give immediate written notice thereof to said Landlord, and this Lease may, at the option of Landlord or Tenant be terminated by Landlord or Tenant, giving the other Party written notice of such termination within ten (10) days after Tenant’s notice of damage or destruction is delivered to Landlord. In the event Landlord or Tenant does not terminate this Lease pursuant to this Paragraph, Landlord shall, at its own cost and expense and with reasonable diligence, restore the Leased Premises and repair the damage thus caused by fire, earthquake, or other casualty, and during such reconstruction the Tenant agree to pay such rental as may be equitable, based on the extent to which the Leased Premises may be used by Tenant, and the total amount of rental provided to be paid under the terms of this Lease. Notwithstanding the above, if such restoration/repair is not completed within ninety (90) days after the date of damage, Tenant shall have the right to terminate this Lease.

26. Brokers. Each Party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner.

27. Holding Over to be Month-to-Month Tenancy at Renewed Rental. Holding over by Tenant with or without consent of Landlord after termination of this Lease shall be treated as a tenancy from month-to-month at a monthly rental, payable in advance, of an amount which constitutes a 25% increase over the Monthly Rental in effect at the termination of this Lease. This provision shall not be construed as giving Tenant any right to so hold over.

28. Waiver. The waiver by Landlord of a breach or any term, covenant or condition contained in this Lease shall not be treated as a waiver of such term, covenant or condition, or as a waiver of a future breach of the same of any other term, covenant or condition contained in this Lease. The acceptance of rent by Landlord shall not be treated as a waiver of a previous breach by Tenant of any term, covenant or condition of this Lease, other than a failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of a previous breach at the time of acceptance of rent.

29. Notices. Any notice to be given to either Party by the other shall be in writing and shall be served either personally or sent by prepaid, certified mail, return receipt requested addressed as follows:

Tenant :	Diedrich Coffee, Inc. 11480 Commercial Parkway Castroville, CA 95012 831-632-8222

Landlord:	Castroville Industrial Partners, LLC
19065 Portola Drive Salinas, CA 93908

Or such Party’s other address as it may provide. Notice shall be deemed communicated upon receipt of a delivery or upon receipt of notice of refusal if mailed as provided in this paragraph.

30. Attorney Fees and Costs. It is mutually understood and agreed by and between the Parties that if a suit is brought by Landlord against the Tenant to recover any rent or for breach of any agreement or condition contained herein to be performed by Tenant or any summary action is brought by Landlord for the forfeiture of this Lease or to recover possession of the Leased Premises, or if either party should bring action to enforce any of the provisions of this Lease, reasonable attorney’s fees and costs as fixed by the court for commencing or prosecuting said action shall be allowed to be awarded to the prevailing Party.

31. Waiver of Subrogation. The Parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building and other improvements of which the Leased Premises are a part that are caused by or result from risks insured against under any insurance policies required under this Lease to be carried by the Parties at the time of any such damage.

Each Party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either Party in connection with any damage covered by any policy. Neither Party shall be liable to the other for damage caused by fire or any of the risks insured against under any insurance policy required to be carried under this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the Party undertaking to obtain the insurance shall notify the other Party of this fact. The other Party shall have a period of 10 days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other Party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the Party who desires a waiver of subrogation refuses to pay the additional premium charged, the other Party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

32. Hazardous Materials / Indemnification. As used in this Lease, “Hazardous Substances or Waste” are those materials defined by Environmental Laws as such. “Environmental Laws” shall include, but not be limited to, each and every federal, state and local law, statute, code, ordinance, regulation, rule or other requirement of governmental authorities having jurisdiction over the Leased Premises (including, but not limited to, consent decrees and judicial or administrative orders), relating to the environment, including but not limited to, those applicable for the storage, treatment, disposal, handling and release of any Hazardous Substance or Waste, all as amended or modified from time to time.

Landlord represents and warrants to Tenant that: (i) no Hazardous Substances or Waste are present, or were installed, exposed, released or discharged in, on or under the Building or the Leased Premises and (ii) the Leased Premises have been used and operated in compliance with all Environmental Laws. Landlord further represents that it shall, to the extent it is within its reasonable control: (a) maintain and operate the Leased Premises in compliance with all Environmental Laws, and (b) comply (or cause the compliance) with all orders issued thereunder.

Landlord shall indemnify, protect and hold harmless Tenant and each of Tenant’s directors, officers, employees, agents, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs or expenses (including reasonable attorney’s fees, consultants fees and experts fees) for the death of or injury to any person or damage to any property, or adverse effects on the environment, arising from or caused in whole or in part, directly or indirectly, by: (i) the presence in, on or under the Building or the Leased Premises; or the discharge or release, in or from the Building or the Leased Premises, of any Hazardous Substances or Waste unless such presence, discharge or release is caused by Tenant’s activities on or under the Building or in the Leased Premises; (ii) Landlord’s failure to comply with Environmental Laws; (iii) material breach by Landlord of its warranties, representations, agreements or covenants contained in this Lease; (iv) any grossly negligent or willful act or omission of Landlord relating (directly or indirectly) to this Lease, the tenancy created under this Lease or the Leased Premises; and (v) any violation of CERCLA or any other Environmental Laws now in effect or hereinafter enacted, by Landlord or Landlord’s subcontractor and their respective officers, directors, agents and employees. For the purposes of this indemnity the acts or omissions of Landlord or its permittees, whether or not they are negligent, intentional, willful or unlawful, shall be attributable to Landlord, and

Landlord’s obligations shall survive the expiration of the Term and any renewals or extensions thereof.

Tenant shall indemnify, protect and hold harmless Landlord and each of Landlord’s partners, directors, officers, employees, agents, successors and assigns from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs or expenses (including reasonable attorney’s fees, consultants fees and experts fees) for the death of or injury to any person or damage to any property, or adverse effects on the environment, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on or under the Building or the Leased Premises in violation of any applicable Environmental Laws; or the discharge or release, in or from the Building or the Leased Premises, of any Hazardous Substances or Waste provided such presence, discharge or release is caused by Tenant’s activities on or under the Building or in the Leased Premises in violation of any applicable Environmental Laws; (ii) material breach by Tenant of its warranties, representations, agreements or covenants contained in this Lease; (iii) any grossly negligent or willful act or omission of Tenant relating (directly or indirectly) to this Lease, the tenancy created under this Lease or the Leased Premises; and (iv) any violation of CERCLA or any other Environmental Laws now in effect or hereinafter enacted, by Tenant or Tenant’s subcontractor and their respective officers, directors, agents and employees. For the purposes of this indemnity the acts or omissions of Tenant or its permittees, whether or not they are negligent, intentional, willful or unlawful, shall be attributable to Tenant, and Tenant’s obligation shall survive the expiration of the Term and any renewals or extensions thereof.

It is understood and agreed that if Landlord or Tenant is involuntarily made a party defendant to any litigation concerning this Lease or the Leased Premises, or concerning any mechanic’s liens or materialman’s liens, then Landlord and Tenant shall protect, defend and hold harmless the other from all loss or damage by reason thereof, including reasonable attorney’s fees so incurred by the other in such litigation and all taxable court costs.

33. Amendment of Lease. This Lease may be amended by an agreement in writing of the Parties at any time during the Term and any renewals or extensions thereof.

34. Subordination. This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Leased Premises are a part. Such subordination is effective without any further act of Tenant. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be reasonably required by a lender to effectuate any subordination.

35. Right to Estoppel Certificates. Each Party, within 30 days after notice from the other Party, shall execute and deliver to the other Party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of the Monthly Rental, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within 30 days shall be conclusive upon the Party failing to deliver the certificate for the benefit of the Party requesting the certificate and any successor to the

Party requesting the certificate, that this Lease is in full force and effect and has not been modified except as may be represented by the Party requesting the certificate.

36. ADA Compliance. Landlord represents and warrants that the Building, other improvements and land of which the Leased Premises are a part (as of the Commencement Date) shall be in conformance with the requirements of the Americans with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authority of the Americans with Disabilities Act (“ADA Laws”). Landlord shall reimburse and indemnify Tenant for any expenses incurred because of the failure of the Building, other improvements and land of which the Leased Premises are a part to conform with the ADA Laws, including the costs of making any alterations, renovations or accommodations required by the ADA laws, or any governmental enforcement agency, or any court, any and all fines, civil penalties, and damages awarded against Tenant resulting from a violation or violations of the ADA Laws, and all reasonable legal expenses incurred in defending claims made under the ADA Laws, including reasonable attorney’s fees, so long as it is not caused by Tenant’s specific use or Tenant’s required interior improvements.

37. General Provisions.

(a) Time of Essence. Time is of essence of each provision of this Lease.

(b) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the Parties and each of their respective representatives, successors and assigns. Landlord may freely and fully assign their interest hereunder.

(c) Rent Payable in U.S. Money. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

(d) California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

(e) Integrated Agreement; Modification. This Lease contains all the agreements of the Parties and cannot be amended or modified except by a written agreement.

(f) Singular and Plural. When required by the context of this Lease, the singular shall include the plural.

(g) Joint and Several Obligations. “Party” shall mean Landlord or Tenant and “Parties” shall mean Landlord and Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

(h) Severability. The unenforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

38. Quiet Enjoyment. Provided Tenant is not in Default, Landlord covenants and agrees that Tenant shall have the right to peaceable possession and quiet enjoyment of and access to the Leased Premises, without any hindrance from Landlord, its agents, successors, guests, invitees, licensees or persons claiming be or through Landlord. Landlord agrees to take all reasonable and necessary steps in order to provide the Tenant with the peaceable possession and quiet enjoyment of the Leased Premises.

39. Renewal Option. Provided Tenant is not in Default hereunder, Tenant shall have the right to renew this Lease for three additional periods of five years (“Extended Term”) commencing at the expiration of the Term by giving written notice to Landlord at least 180 days prior to the expiration of the original term. The Monthly Rental for the each year of the extended term shall be increased annually as dictated by Paragraph 3(c) of this Lease.

40. Exhibits. The following Exhibits are attached to this Lease and the provisions of each Exhibit are incorporated herein by reference:

Exhibit A

Exhibit B

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed as of the date first above written.

Landlord: Castroville Industrial Partners, LLC		Tenant: Diedrich Coffee, Inc.

/s/ Paul Johnson		/s/ Sean McCarthy
Name:	Paul Johnson	Name:	Sean McCarthy
Title:	Partner	Title:	CFO

[Signature Page to Lease Agreement]

EXHIBIT A

DIAGRAM OF LEASED PREMISES

(See attached.)

Exhibit A

EXHIBIT B

TENANT/LANDLORD WORK LETTER

(See attached.)

Exhibit B